EXHIBIT 32

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report of CryoLife Inc. (the "Company") on Form 10-Q for the quarter ending September 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of Steven G. Anderson, the Chairman, President, and Chief Executive Officer of the Company, and David Ashley Lee, the Executive Vice President, Chief Operating Officer, and Chief Financial Officer of the Company, hereby certifies, pursuant to and for purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

          (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ STEVEN G. ANDERSON                     /s/ DAVID ASHLEY LEE
----------------------------------         ----------------------------------
STEVEN G. ANDERSON                         DAVID ASHLEY LEE
Chairman, President, and                   Executive Vice President,
Chief Executive Officer                    Chief Operating Officer, and
November 5, 2004                           Chief Financial Officer
                                           November 5, 2004